Exhibit 99.1
Verifone Reports Results for the Second Quarter of Fiscal 2016

SAN JOSE, Calif. - (BUSINESS WIRE) - Verifone (NYSE: PAY), a world leader in payments and commerce solutions, today announced financial results for the three months ended April 30, 2016.

Second Quarter Financial Highlights

•	GAAP net revenues of $526 million and Non-GAAP net revenues of $532 million

•	GAAP net income per diluted share of $0.03

•	Non-GAAP net income per diluted share of $0.47

•	Operating cash flow of $51 million

“Q2 was a mixed quarter for Verifone as we grew our business, but experienced several difficult market dynamics,” said Paul Galant, Chief Executive Officer of Verifone. “As a result, it is necessary for us to adjust for these risks and update our outlook for FY16 to $2.100 billion dollars of revenue and $1.85 of earnings per share. We are aggressively executing mitigating actions including a headcount restructuring and a review of underperforming businesses. At the same time, we remain committed to executing our strategy in a disciplined manner, and continue to make progress in bringing our next generation devices to market and launching our services platform.”

(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AND PERCENTAGES)
	Three Months Ended April 30,			Six Months Ended April 30,
	2016	2015	Change	2016	2015	Change
GAAP:
Net revenues	$526	$490	7.4%	$1,040	$976	6.5%
Gross margin as a % of net revenues	40.0%	41.6%	(1.6) pts	40.9%	41.3%	(0.4) pts
Net income per diluted share	$0.03	$0.15	(80.0)%	$0.24	$0.27	(11.1)%

Non-GAAP (1):
Net revenues	$532	$490	8.6%	$1,046	$977	7.0%
Gross margin as a % of net revenues	42.4%	42.8%	(0.4) pts	42.6%	42.6%	—
Net income per diluted share	$0.47	$0.44	6.8%	$0.94	$0.88	6.8%
(1) Reconciliations for the non-GAAP measures are provided at the end of this press release.

Third Quarter and Fiscal Year 2016 Outlook

Guidance for the third fiscal quarter of 2016 is as follows:

•	Non-GAAP net revenues of $515 million

•	Non-GAAP net income per diluted share of $0.40

Guidance for the full fiscal year 2016 is as follows:

•	Non-GAAP net revenues of $2.100 billion

•	Non-GAAP net income per diluted share of $1.85

Restructuring Initiatives
Verifone is currently conducting a disciplined strategic review to address underperforming businesses and reduce overall operating expense levels. In connection with these plans the company intends to reduce headcount and estimates that these activities in total will generate approximately $30 million of savings in 2017.

Conference Call
Verifone will hold its earnings conference call today, June 7th, at 1:30 pm (PT) / 4.30pm (ET). To listen to the call and view the slides, visit Verifone’s website http://ir.verifone.com. The recorded audio webcast will be available on Verifone's website until June 30, 2016.

About Verifone
Verifone is transforming everyday transactions into opportunities for connected commerce. We’re connecting payment devices to the cloud, merging the online and in-store shopping experience and creating the next generation of digital engagement between merchants and consumers. We are built on a 30-year history of uncompromised security with approximately 29 million devices and terminals deployed worldwide. Our people are known as trusted experts that work with our clients and partners, helping to solve their most complex payments challenges. We have clients and partners in more than 150 countries, including the world’s best-known retail brands, financial institutions and payment providers.

Verifone.com | (NYSE: PAY) | @verifone

Additional Resources:
http://ir.verifone.com

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological, and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc., including many factors beyond our control. These risks and uncertainties include, but are not limited to, those associated with: execution of our strategic plan and business and operational initiatives, including whether the expected benefits of our plan and initiatives are achieved within expected timeframes or at all, short product cycles and rapidly changing technologies, our ability to maintain competitive leadership position with respect to our payment solution offerings, our dependence on a limited number of customers, the conduct of our business and operations internationally, including the complexity of compliance with international laws and regulations and risks related to adverse regulatory actions, including tax-related audits and assessments, our ability to protect our computer systems and networks from fraud, cyber-attacks or security breaches, our assumptions, judgments and estimates regarding the impact on our business of political instability in markets where we conduct business, uncertainty in the global economic environment and financial markets, the status of our relationships with and condition of third parties such as our contract manufacturers, key customers, distributors and key suppliers upon whom we rely in the conduct of our business, our ability to effectively integrate the businesses we acquire and to achieve the expected benefits of such acquisitions, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, and our dependence on a limited number of key employees. For a further list and description of the risks and uncertainties affecting the operations of our business, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. The forward-looking statements speak only as of the date such statements are made. Verifone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

VERIFONE SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	Three Months Ended April 30,			Six Months Ended April 30,
	2016	2015	% Change (1)	2016	2015	% Change (1)
Net revenues:
Systems	$342.5	$324.3	5.6%	$680.0	$637.7	6.6%
Services	183.8	165.8	10.9%	359.8	338.7	6.2%
Total net revenues	526.3	490.1	7.4%	1,039.8	976.4	6.5%

Cost of net revenues:
Systems	200.5	189.0	6.1%	395.3	374.6	5.5%
Services	115.4	97.2	18.7%	218.8	198.7	10.1%
Total cost of net revenues	315.9	286.2	10.4%	614.1	573.3	7.1%

Total gross margin	210.4	203.9	3.2%	425.7	403.1	5.6%

Operating expenses:
Research and development	54.7	47.6	14.9%	106.4	96.5	10.3%
Sales and marketing	59.0	55.3	6.7%	114.0	112.8	1.1%
General and administrative	54.9	49.5	10.9%	107.7	96.8	11.3%
Litigation settlement and loss contingency expense	—	1.2	nm	—	1.2	nm
Amortization of purchased intangible assets	22.0	20.6	6.8%	41.6	42.9	(3.0)%
Total operating expenses	190.6	174.2	9.4%	369.7	350.2	5.6%
Operating income	19.8	29.7	(33.3)%	56.0	52.9	5.9%
Interest expense, net	(8.6)	(7.4)	16.2%	(16.8)	(15.3)	9.8%
Other income (expense), net	(4.8)	(3.2)	nm	(7.0)	(3.0)	nm
Income before income taxes	6.4	19.1	(66.0)%	32.2	34.6	(6.9)%
Income tax provision	3.1	1.4	121.4%	5.1	2.8	82.1%
Consolidated net income	3.3	17.7	(81.4)%	27.1	31.8	(14.8)%
Net income attributable to noncontrolling interests	(0.4)	(0.1)	300.0%	(0.7)	(0.4)	75.0%
Net income attributable to VeriFone Systems, Inc. stockholders	$2.9	$17.6	(83.5)%	$26.4	$31.4	(15.9)%

Net income per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$0.03	$0.15		$0.24	$0.28
Diluted	$0.03	$0.15		$0.24	$0.27

Weighted average number of shares used in computing net income per share attributable to VeriFone Systems, Inc. stockholders:
Basic	110.3	113.9		110.8	113.7
Diluted	111.3	115.9		111.9	115.7

(1) "nm" means not meaningful

VERIFONE SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN MILLIONS)
	April 30, 2016	October 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$156.6	$208.9
Accounts receivable, net of allowances of $12.3 and $8.8	397.4	362.0
Inventories	154.6	129.7
Prepaid expenses and other current assets	132.0	81.7
Total current assets	840.6	782.3
Property and equipment, net	217.2	191.0
Purchased intangible assets, net	368.0	317.5
Goodwill	1,164.7	1,084.0
Deferred tax assets, net	38.0	35.9
Other long-term assets	79.9	62.4
Total assets	$2,708.4	$2,473.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$217.5	$189.4
Accruals and other current liabilities	228.5	229.9
Deferred revenue, net	112.9	82.9
Short-term debt	55.3	39.1
Total current liabilities	614.2	541.3
Long-term deferred revenue, net	61.7	55.3
Long-term debt	899.5	760.2
Deferred tax liabilities, net	113.5	102.9
Other long-term liabilities	88.1	78.9
Total liabilities	1,777.0	1,538.6

Stockholders’ equity:
Common stock	1.1	1.1
Additional paid-in capital	1,749.4	1,726.5
Accumulated deficit	(582.6)	(535.7)
Accumulated other comprehensive loss	(270.2)	(292.3)
Total VeriFone Systems, Inc. stockholders’ equity	897.7	899.6
Noncontrolling interests in subsidiaries	33.7	34.9
Total equity	931.4	934.5
Total liabilities and equity	$2,708.4	$2,473.1

VERIFONE SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN MILLIONS)

	Six Months Ended April 30,
	2016	2015
Cash flows from operating activities
Consolidated net income	$27.1	$31.8
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization, net	85.6	86.3
Stock-based compensation expense	22.0	21.0
Deferred income taxes, net	(5.1)	(7.2)
Other	6.2	10.0
Net cash provided by operating activities before changes in operating assets and liabilities	135.8	141.9
Changes in operating assets and liabilities:
Accounts receivable, net	(12.6)	(35.2)
Inventories	(23.4)	(11.7)
Prepaid expenses and other assets	(24.2)	(19.3)
Accounts payable	26.0	17.3
Deferred revenue, net	30.9	12.7
Other current and long-term liabilities	(18.4)	(8.3)
Net change in operating assets and liabilities	(21.7)	(44.5)
Net cash provided by operating activities	114.1	97.4

Cash flows from investing activities
Capital expenditures	(58.4)	(48.9)
Acquisition of businesses, net of cash acquired	(169.7)	(11.0)
Other investing activities, net	0.1	0.1
Net cash used in investing activities	(228.0)	(59.8)

Cash flows from financing activities
Proceeds from debt, net of issuance costs	380.4	30.0
Repayments of debt	(238.6)	(70.2)
Proceeds from issuance of common stock through employee equity incentive plans	2.5	9.5
Stock repurchases	(79.9)	—
Other financing activities, net	(3.4)	(2.2)
Net cash provided by (used in) financing activities	61.0	(32.9)

Effect of foreign currency exchange rate changes on cash and cash equivalents	0.6	(20.7)

Net decrease in cash and cash equivalents	(52.3)	(16.0)
Cash and cash equivalents, beginning of period	208.9	250.2
Cash and cash equivalents, end of period	$156.6	$234.2

VERIFONE SYSTEMS, INC.
NET REVENUES INFORMATION
(UNAUDITED, IN MILLIONS, EXCEPT PERCENTAGES)

		Three Months Ended					Six Months Ended
	Note	April 30, 2016	January 31, 2016	April 30, 2015	% Change (1) SEQ	% Change (1) YoY	April 30, 2016	April 30, 2015	% Change (1)
GAAP net revenues:
North America		$209.3	$235.7	$193.0	(11.2)%	8.4%	$445.0	$353.3	26.0%
Latin America		69.8	54.8	68.1	27.4%	2.5%	124.6	139.1	(10.4)%
EMEA		197.0	170.3	179.4	15.7%	9.8%	367.4	359.6	2.2%
Asia-Pacific		50.2	52.7	49.6	(4.7)%	1.2%	102.8	124.4	(17.4)%
Total		$526.3	$513.5	$490.1	2.5%	7.4%	$1,039.8	$976.4	6.5%

Non-GAAP net revenues: (2)
North America	A	$215.4	$235.7	$193.0	(8.6)%	11.6%	$451.1	$353.4	27.6%
Latin America	A	69.8	54.8	68.1	27.4%	2.5%	124.6	139.1	(10.4)%
EMEA	A	197.0	170.4	179.6	15.6%	9.7%	367.4	360.2	2.0%
Asia-Pacific	A	50.2	52.7	49.6	(4.7)%	1.2%	102.8	124.5	(17.4)%
Total		$532.4	$513.6	$490.3	3.7%	8.6%	$1,045.9	$977.2	7.0%

GAAP net revenues		$526.3	$513.5	$490.1	2.5%	7.4%	$1,039.8	$976.4	6.5%
Plus: Non-GAAP net revenues adjustments	A	6.1	0.1	0.2	nm	nm	6.1	0.8	nm
Non-GAAP net revenues (2)		532.4	513.6	$490.3	3.7%	8.6%	1,045.9	$977.2	7.0%
Net revenues from businesses acquired in the past 12 months	B	(20.4)	(5.2)	(0.2)	nm	nm	(25.6)	(0.2)	nm
Non-GAAP organic net revenues (2)		$512.0	$508.4	$490.1	(0.3)%	4.4%	$1,020.3	$977.0	4.4%
(1) "nm" means not meaningful.
(2) Reconciliations for the non-GAAP measures are provided at the end of this press release.

	For three months ended April 30, 2016 compared with three months ended April 30, 2015					For six months ended April 30, 2016 compared with six months ended April 30, 2015
	Net revenues growth	Impact due to acquired businesses (A) (B)	Non-GAAP organic net revenues growth	Impact due to foreign currency (C)	Non-GAAP organic net revenues at constant currency growth	Net revenues growth	Impact due to acquired businesses (A) (B)	Non-GAAP organic net revenues growth	Impact due to foreign currency (C)	Non-GAAP organic net revenues at constant currency growth
North America	8.4%	0.7pts	7.7%	(0.1)pts	7.8%	26.0%	0.8pts	25.2%	(0.2)pts	25.4%
Latin America	2.5%	0.0pts	2.5%	(24.0)pts	26.5%	(10.4)%	0.1pts	(10.5)%	(21.2)pts	10.7%
EMEA	9.8%	7.2pts	2.6%	(3.5)pts	6.1%	2.2%	4.9pts	(2.7)%	(6.5)pts	3.8%
Asia-Pacific	1.2%	0.0pts	1.2%	(7.1)pts	8.3%	(17.4)%	0.0pts	(17.4)%	(7.5)pts	(9.9)%
Total	7.4%	3.0pts	4.4%	(5.4)pts	9.8%	6.5%	2.1pts	4.4%	(6.5)pts	10.9%

Non-GAAP Reconciliations

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS)

	GAAP net revenues	Amortization of step-down in deferred revenue at acquisition	Non-GAAP net revenues	Net revenues from businesses acquired in the past 12 months	Non-GAAP organic net revenues	Constant currency adjustment	Non-GAAP organic net revenues at constant currency
Note		(A)	(A)	(B)	(B)	(C)	(C)

Three Months Ended April 30, 2016
North America	$209.3	$6.1	$215.4	$(7.7)	$207.7	$0.2	$207.9
Latin America	69.8	—	69.8	—	69.8	16.3	86.1
EMEA	197.0	—	197.0	(12.7)	184.3	6.2	190.5
Asia-Pacific	50.2	—	50.2	—	50.2	3.5	53.7
Total	$526.3	$6.1	$532.4	$(20.4)	$512.0	$26.2	$538.2

Systems	$342.5	$—	$342.5	$—	$342.5	$17.1	$359.6
Services	183.8	6.1	189.9	(20.4)	169.5	9.1	178.6
Total	$526.3	$6.1	$532.4	$(20.4)	$512.0	$26.2	$538.2

Three Months Ended January 31, 2016
North America	$235.7	$—	$235.7	$(0.9)	$234.8
Latin America	54.8	—	54.8	—	54.8
EMEA	170.3	0.1	170.4	(4.3)	166.1
Asia-Pacific	52.7	—	52.7	—	52.7
Total	$513.5	$0.1	$513.6	$(5.2)	$508.4

Systems	$337.6	$—	$337.6	$—	$337.6
Services	175.9	0.1	176.0	(5.2)	170.8
Total	$513.5	$0.1	$513.6	$(5.2)	$508.4

Three Months Ended April 30, 2015
North America	$193.0	$—	$193.0	$—	$193.0
Latin America	68.1	—	68.1	—	68.1
EMEA	179.4	0.2	179.6	(0.2)	179.4
Asia-Pacific	49.6	—	49.6	—	49.6
Total	$490.1	$0.2	$490.3	$(0.2)	$490.1

Systems	$324.3	$—	$324.3	$—	$324.3
Services	165.8	0.2	166.0	(0.2)	165.8
Total	$490.1	$0.2	$490.3	$(0.2)	$490.1

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS)

	GAAP net revenues	Amortization of step-down in deferred revenue at acquisition	Non-GAAP net revenues	Net revenues from businesses acquired in the past 12 months	Non-GAAP organic net revenues	Constant currency adjustment	Non-GAAP net revenues at constant currency
Note		(A)	(A)	(B)	(B)	(C)	(C)

Six Months Ended April 30, 2016
North America	$445.0	$6.1	$451.1	$(8.6)	$442.5	$0.7	$443.2
Latin America	124.6	—	124.6	—	124.6	29.4	154.0
EMEA	367.4	—	367.4	(17.0)	350.4	23.4	373.8
Asia-Pacific	102.8	—	102.8	—	102.8	9.3	112.1
Total	$1,039.8	$6.1	$1,045.9	$(25.6)	$1,020.3	$62.8	$1,083.1

System Solutions	$680.0	$—	$680.0	$—	$680.0	$36.2	$716.2
Services	359.8	6.1	365.9	(25.6)	340.3	26.6	366.9
Total	$1,039.8	$6.1	$1,045.9	$(25.6)	$1,020.3	$62.8	$1,083.1

Six Months Ended April 30, 2015
North America	$353.3	$0.1	$353.4	$—	$353.4
Latin America	139.1	—	139.1	—	139.1
EMEA	359.6	0.6	360.2	(0.2)	360.0
Asia-Pacific	124.4	0.1	124.5	—	124.5
Total	$976.4	$0.8	$977.2	$(0.2)	$977.0

System Solutions	$637.7	$—	$637.7	$—	$637.7
Services	338.7	0.8	339.5	(0.2)	339.3
Total	$976.4	$0.8	$977.2	$(0.2)	$977.0

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
Note		Net revenues	Gross margin	Gross margin percentage	Operating income	Income tax provision	Net income attributable to VeriFone Systems, Inc. stockholders	Weighted average diluted shares:	Diluted net income per share (1)
Three Months Ended April 30, 2016
GAAP		$526.3	$210.4	40.0%	$19.8	$3.1	$2.9	111.3	$0.03
Adjustments:
Amortization of step-down deferred services net revenues and associated costs of goods sold at acquisition	A	6.1	4.4		4.4		4.4
Merger and acquisition related	D	—	3.8		27.4	—	28.7
Stock based compensation	E	—	0.8		11.6	—	11.6
Other charges and income	F	—	6.6		9.0	—	10.1
Income tax effect of non-GAAP exclusions	G	—	—		—	5.8	(5.8)
Non-GAAP		$532.4	$226.0	42.4%	$72.2	$8.9	$51.9	111.3	$0.47

Three Months Ended April 30, 2015
GAAP		$490.1	$203.9	41.6%	$29.7	$1.4	$17.6	115.9	$0.15
Adjustments:
Amortization of step-down in deferred services net revenues at acquisition	A	0.2	0.2		0.2	—	0.2
Merger and acquisition related	D	—	5.0		25.7	—	26.7
Stock based compensation	E	—	0.4		8.9	—	8.9
Other charges and income	F	—	0.2		4.8	—	4.8
Income tax effect of non-GAAP exclusions	G	—	—		—	7.3	(7.3)
Non-GAAP		$490.3	$209.7	42.8%	$69.3	$8.7	$50.9	115.9	$0.44

(1) Diluted net income per share is calculated by dividing the Net income attributable to VeriFone Systems, Inc. stockholders by the Weighted average number of shares used in computing net income per share attributable to VeriFone Systems, Inc. stockholders.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
Note		Net revenues	Gross margin	Gross margin percentage	Operating income	Income tax provision	Net income attributable to VeriFone Systems, Inc. stockholder	Weighted average diluted shares:	Diluted net income per share (1)
Six Months Ended April 30, 2016
GAAP		$1,039.8	$425.7	40.9%	$56.0	$5.1	$26.4	111.9	$0.24
Adjustments:
Amortization of step-down in deferred services net revenues and associated costs of goods sold at acquisition	A	6.1	4.4		4.4	—	4.4
Merger and acquisition related	D	—	7.8		53.1	—	53.2
Stock based compensation	E	—	1.7		22.0	—	22.0
Other charges and income	F	—	6.4		9.0	—	12.7
Income tax effect of non-GAAP exclusions	G	—	—		—	13.1	(13.1)
Non-GAAP		$1,045.9	$446.0	42.6%	$144.5	$18.2	$105.6	111.9	$0.94

Six Months Ended April 30, 2015
GAAP		$976.4	$403.1	41.3%	$52.9	$2.8	$31.4	115.7	$0.27
Adjustments:
Amortization of step-down in deferred net revenues at acquisition	A	0.8	0.8		0.8	—	0.8
Merger and acquisition related	D	—	10.0		53.6	—	51.9
Stock based compensation	E	—	1.1		21.0	—	21.0
Other charges and income	F	—	1.0		11.1	—	11.1
Income tax effect of non-GAAP exclusions	G	—	—		—	14.6	(14.6)
Non-GAAP		$977.2	$416.0	42.6%	$139.4	$17.4	$101.6	115.7	$0.88

(1) Diluted net income per share is calculated by dividing the Net income attributable to VeriFone Systems, Inc. stockholders by the Weighted average number of shares used in computing net income per share attributable to VeriFone Systems, Inc. stockholders.

NON-GAAP FINANCIAL MEASURES

This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; non-GAAP Systems net revenues; non-GAAP Services net revenues; net revenues from businesses acquired in the past 12 months; non-GAAP organic net revenues; non-GAAP organic net revenues at constant currency; non-GAAP gross margin; non-GAAP gross margin as a percentage of non-GAAP net revenues; non-GAAP operating income; non-GAAP income tax provision; non-GAAP net income attributable to Verifone Systems, Inc. shareholders; non-GAAP weighted average diluted shares; and non-GAAP net income (loss) per diluted share. This press release also includes certain forward-looking non-GAAP financial measures, specifically projected non-GAAP net revenues and non-GAAP net income per diluted share for the third fiscal quarter and full fiscal year 2016. The corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures, to the extent available without unreasonable effort, are included in this press release.

Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate Verifone's performance and operations and to compare Verifone's current results with those for prior periods as well as with the results of peer companies. Verifone incurs, due to differences in debt, capital structure and investment history, geographic presence and associated currency impacts, certain income and expense items, such as stock based compensation, amortization of acquired intangibles and other non-cash expenses, that differ significantly from Verifone's competitors.  The non-GAAP financial measures reflect Verifone's reported operating performance without such items.  Management also uses these non-GAAP financial measures in Verifone's budget and planning process. Management believes that the presentation of these non-GAAP financial measures is useful to investors in comparing Verifone's operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as acquisition related costs, employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on Verifone's debt, income taxes and the related cash requirements, and restructuring charges, associated with Verifone's results of operations as determined in accordance with GAAP.

Furthermore, Verifone expects to continue to incur income and expense items that are similar to those that are excluded by the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

Our GAAP and non-GAAP net revenues are presented for our four main geographic regions: North America, Latin America, EMEA and Asia-Pacific. North America includes the US and Canada. Latin America includes South America, Central America, Mexico and the Caribbean. EMEA includes Europe, Russia, the Middle East, and Africa. Asia-Pacific includes Australia, New Zealand, China, India and throughout the rest of Greater Asia, including other Asia-Pacific Rim countries.
Note A: Non-GAAP net revenues, costs of goods sold and gross margin. Non-GAAP net revenues exclude the fair value decrease (step-down) in deferred revenue at acquisition. Non-GAAP costs of goods sold exclude the costs of goods associated with the fair value decrease (step-down) in deferred revenue at acquisition. Although the step-down of deferred revenue fair value at acquisition and associated costs of goods sold are reflected in our GAAP financial statements, they result in net revenues and gross margins immediately post-acquisition that are lower than net revenues and gross margins that would be recognized in accordance with GAAP on those same services if they were sold under contracts entered into post-acquisition. We adjust the step-down to achieve comparability to net revenues and gross margins of the acquired entity earned pre-acquisition and to our GAAP net revenues and gross margins to be earned on contracts sold in future periods. These non-GAAP net revenues, costs of goods sold and gross margin amounts are not intended to be a substitute for our GAAP disclosures of net revenues, costs of goods sold and gross margin, and should be read together with our GAAP disclosures.

Note B: Non-GAAP organic net revenues. "Non-GAAP organic net revenues" is a non-GAAP financial measure of net revenues excluding "net revenues from businesses acquired in the past 12 months" (as defined below). Verifone determines non-GAAP organic net revenues by deducting net revenues from businesses acquired in the past 12 months from non-GAAP net revenues. This non-GAAP measure is used to evaluate Verifone net revenues without the impact of net revenues from acquired businesses, as Verifone analyzes performance both with and without the impact of our recent acquisitions.

Net revenues from businesses acquired in the past 12 months consists of net revenues derived from the sales channels of acquired resellers and distributors, and net revenues from Systems and Services attributable to businesses acquired in the 12 months preceding the respective financial quarter(s). For acquisitions of small businesses that are integrated within a relatively short time after the close of the acquisition, we assume quarterly net revenues attributable to such acquired businesses during the 12 months following acquisition remain at the same level as in the first full quarter after the acquisition closed. During periods prior to our acquisition of former customers, net revenues from businesses acquired in the past 12 months consists of sales by Verifone to that former customer for that period.

Note C: Non-GAAP net revenues at constant currency. Verifone determines non-GAAP net revenues at constant currency by recomputing non-GAAP net revenues denominated in currencies other than U.S. Dollars in the current fiscal period using average exchange rates for that particular currency during the corresponding financial period of the prior year. Verifone uses this non-GAAP measure to evaluate performance on a comparable basis excluding the impact of foreign currency fluctuations.

Note D: Merger and Acquisition Related. Verifone adjusts certain revenues and expenses for items that are the result of mergers and acquisitions.

Merger and acquisition related adjustments include the amortization of intangible assets, fixed asset fair value adjustments, contingent consideration adjustments, incremental costs associated with acquisitions (such as legal and other professional fees) and acquisition integration expenses (such as costs of personnel required to assist with integration transitions). In addition, we adjust for changes in estimate and final resolution of contingencies that existed at the time of acquisition. Acquisition related expenses also result from events which arise from unforeseen circumstances which often occur outside the ordinary course of business.

Verifone analyzes the performance of its operations without regard to these adjustments. In determining whether any merger or acquisition related adjustment is appropriate, Verifone takes into consideration, among other things, how such adjustments would or would not aid the understanding of the performance of its operations.

Note E: Stock-Based Compensation. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with a stock based award is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee a stock based award can be spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

Note F: Other Charges and Income (Loss). Verifone excludes certain expenses, other income (expense) and losses that we have determined is not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, we exclude them in our non-GAAP financial measures because we believe these items may limit the comparability of our ongoing operations with prior and future periods. These adjustments for other charges and income include:

•	Certain costs incurred in connection with senior executive management changes, such as non-compete arrangement fees, legal fees, recruiter fees and sign on bonuses.

•	Certain expenses, such as professional services and certain personnel costs, incurred on initiatives to transform, streamline and centralize our global operations.

•	Restructure costs, impairment charges and losses related to certain exit activities initiated as part of our strategic review of under-performing businesses and global transformation initiatives.

•	Foreign exchange losses related to obligations denominated in currencies of highly inflationary economies.

•	Costs associated with litigation and other loss contingencies, penalties and settlements
We assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

Note G: Income Tax Effect of Non-GAAP exclusions. Income taxes are adjusted for the tax effect of the adjusting items related to our non-GAAP financial measures and to reflect our medium to long term estimate of cash taxes on a non-GAAP basis, in order to provide our management and users of the financial statements with better clarity regarding the on-going comparable performance and future liquidity of our business. Under GAAP our Income tax provision as a percentage of Income before income taxes was 48.0% for the fiscal quarter ended April 30, 2016, 7.6% for the fiscal quarter ended April 30, 2015, 15.8% for the six months ended April 30, 2016 and 8.2% for the six months ended April 30, 2015. For non-GAAP purposes, we used a 14.5% rate for all periods presented.

Contacts
Verifone
Investor Relations:
Christine Marchuska or Doug Reed, 408-232-7831
ir@verifone.com
or
Media Relations:
Andy Payment, 770-754-3541
andy.payment@verifone.com

Source: Verifone